UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 3, 2010

Aruba Networks Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33347	02-0579097
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1344 Crossman Ave., Sunnyvale , California		94089
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-227-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Change of Control Arrangements

On March 3, 2010, the Compensation Committee (the "Committee") of the Board of Directors of Aruba Networks, Inc. (the "Company") approved amendments to the change of control arrangements with each of the following executive officers: Dominic Orr, President and Chief Executive Officer; Hitesh Sheth, Chief Operating Officer; Stefan Tomlinson, Chief Financial Officer; and Keerti Melkote, Founder and Chief Technology Officer.

As a result of the amendments, if an executive officer’s employment is terminated as a result of an involuntary termination without cause within 12 months following a change of control, then 50% of such executive officer’s then outstanding and unvested equity awards will immediately vest and become exercisable. In addition, Mr. Orr will receive a severance payment equal to 12 months of his base salary as then in effect, plus reimbursement of premiums paid to continue participation in the Company’s health, dental and vision insurance plans for up to 12 months. Mr. Sheth, Mr. Tomlinson and Mr. Melkote will each receive a severance payment equal to 6 months of such executive’s base salary as then in effect, plus reimbursement of premiums paid to continue participation in the Company’s health, dental and vision insurance plans for up to 6 months.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aruba Networks Inc.

March 9, 2010	By:	/s/ Steffan Tomlinson

Name: Steffan Tomlinson
Title: Chief Financial Officer